EXHIBIT 27L
CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-278724 on Form N-4 of our report dated March 27, 2026, relating to the statutory basis financial statements of Union Security Insurance Company, appearing in the N-VPFS filed with the SEC by the Company on April 20, 2026. We also consent to the reference to us under the heading “Experts” in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 21, 2026